UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
April 7, 2009

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Main Street South Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

______________N/A______________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(b))

ITEM 8.01                                Other Events

On April 7, 2009, Investors Real Estate Trust (“IRET”) and IRET Properties entered into a continuous equity offering program sales agreement (the “Sales Agreement”) with Robert W. Baird & Co. Incorporated (“Baird”).  Pursuant to the Sales Agreement, IRET may offer and sell its common shares of beneficial interest, no par value (the “Common Shares”), having an aggregate gross sales price of up to $50 million, from time to time through Baird as IRET’s sales agent.  Sales of the Common Shares, if any, under the program will depend upon market conditions and other factors to be determined by IRET and may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NASDAQ Global Select Market or sales made to or through a market maker other than on an exchange.  IRET has no obligation to sell any Common Shares in the program, and may at any time suspend solicitation and offers under the program or terminate the program.  Baird is not required to sell any specific number or dollar amount of Common Shares but has agreed to use its commercially reasonable efforts to sell the Common Shares, as instructed by IRET.

The Common Shares sold under the Sales Agreement will be issued pursuant to IRET’s registration statement on Form S-3 (File No. 333-153715).  IRET will file a prospectus supplement with the Securities and Exchange Commission in connection with this offer and sale of the Common Shares.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, filed as Exhibit 1.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, and there shall not be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The sale of securities is being made only by means of a prospectus and related prospectus supplement.

ITEM 9.01                                Financial Statements and Exhibits

The exhibits listed below are filed herewith.  The Sales Agreement included as an exhibit is included only to provide information to investors regarding its terms.  The Sales Agreement contains representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and such agreement should not be relied upon as constituting or providing any factual disclosures about IRET, any other persons, any state of affairs or other matters.

(d)	Exhibits

Exhibit
Number	Description

1.1	Sales Agreement, dated April 7, 2009, among Investors Real Estate Trust, IRET Properties, a North Dakota Limited Partnership, and Robert W. Baird & Co. Incorporated.

5.1	Opinion of Pringle & Herigstad, P.C.

8.1	Opinion of Hunton & Williams LLP

23.1	Consent of Pringle & Herigstad, P.C. (included in Exhibit 5.1 hereto).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1 hereto).

23.3	Consent of Brady, Martz, and Associates

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
Senior Vice President & Chief Operating Officer

Date:  April 7, 2009

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